CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
               OF SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                       OF
                                  ABC-NACO INC.
     ABC-NACO  Inc., a Delaware corporation (the "Corporation"), pursuant to the
                                                  -----------
provisions of Section 151 of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby make this Certificate of Designation under
                 ----
the corporate seal of the Corporation and does hereby state and certify that pursuant to the authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors has duly adopted the following resolutions:
     RESOLVED, that pursuant to Article Fourth of the Certificate of Incorporation, as amended (which authorizes one million (1,000,000) shares of preferred stock, par value $1.00 per share ("Preferred Stock"), none of which is
                                             ---------------
presently issued and outstanding), the Board of Directors hereby fixes the designations and preferences and relative participating, optional and other special rights and qualifications, limitations and restrictions of a new series of Preferred Stock consisting of shares to be designated as Series B Cumulative Convertible Preferred Stock.
Series  B  Cumulative  Convertible  Preferred  Stock
----------------------------------------------------
     RESOLVED, that the holders of Series B Cumulative Convertible Preferred Stock, except as otherwise provided by law, shall have and possess the following rights and preferences.
          A.  Series  B  Cumulative  Convertible  Preferred  Stock.
              ----------------------------------------------------
              1.  Designation, Number of Shares.  This series of preferred stock
              ---------------------------------
shall  be designated as Series B Cumulative Convertible Preferred Stock ("Series
                                                                          ------
B  Preferred Stock"), and the number of shares that shall constitute such series
------------------
shall be Three Hundred Thousand (300,000). The par value of Series B Preferred Stock shall be $1.00 per share.
            2.  Rank.  With  respect  to  dividend  rights  and  rights  on
                ----
liquidation, winding up and dissolution of the Corporation, Series B Preferred Stock shall rank senior to:
               (i)     the  Common  Stock,  par  value  $0.01 per share ("Common
                                                                          ------
Stock"),  of  the  Corporation;  and
               (ii) the Series A and each other class of capital stock or class or series of Preferred Stock issued by the Corporation after the date hereof (in accordance with Paragraph A.7.(a)(ii) hereof), the terms of which, other than the Series A, shall specifically provide that such class or series shall rank junior to Series B Preferred Stock as to dividend rights or rights on liquidation, winding up and dissolution of the Corporation (each of the securities in clauses (i) and (ii) above collectively referred to as "Junior
                                                                          ------
Securities").
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          2.     Dividend  Provisions.
                 --------------------
               (a) Each holder of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on each share of Series B Preferred Stock after the date of the original issuance of the Series B Preferred Stock at a rate equal to eight percent (8.0%) per share per annum on One Hundred Dollars ($100) per share in cash, or at the Corporation's election, in fully paid, non-restricted, fully tradable, non-assessable shares of Common Stock, which shares of such Common Stock shall be valued at one hundred percent (100%) of the average closing price on the NASDAQ National Market ("NASDAQ") for the sixty
                                                          ------
(60) consecutive trading days immediately prior to the Dividend Declaration Date (as defined in Paragraph B. hereof). With respect to any dividend on the Series B Preferred Stock paid by the Corporation in shares of Common Stock, such shares of Common Stock when issued shall be (i) registered for sale by the holder of the Series B Preferred Stock under the Securities Act of 1933, as amended (and applicable state securities laws), and (ii) listed on NASDAQ or the NYSE.
               (b) All dividends, whether payable in cash or in shares of Common Stock, shall be cumulative, whether or not earned or declared, and shall accrue on a semi-annual basis beginning on the date of the original issuance of Series B Preferred Stock (whether or not funds are legally available for the declaration and/or payment of such dividends), and shall be payable semi-annually in arrears on each Dividend Payment Date (as defined in Paragraph
B. hereof), commencing on the first Dividend Payment Date after the date of the original issuance of such Series B Preferred Stock. Each dividend on Series B Preferred Stock shall be payable to the holders of record of Series B Preferred Stock as they appear on the stock register of the Corporation on such record date as may be fixed by the Board of Directors, which record date shall not be less than ten (10) nor more than sixty (60) calendar days prior to the applicable Dividend Payment Date. Notwithstanding the foregoing, during the first two (2) years after the date of original issuance of the Series B Preferred Stock, the Corporation shall be entitled to defer payment of dividends on shares of Series B Preferred Stock; provided, that during such two-year
                                             --------
period, dividends on shares of Series B Preferred Stock shall cumulate and compound and any so deferred dividends shall be payable in full upon the second anniversary of the date of original issuance of the Series B Preferred Stock.
               (c) Dividends shall cease to accrue in respect of any shares of Series B Preferred Stock on the date such shares are converted into shares of Common Stock in accordance with Paragraph A.5. hereof.
               (d) Accrued dividends on the Series B Preferred Stock, if not paid on the first or any subsequent Dividend Payment Date following accrual, shall thereafter accrue additional dividends ("Additional Dividends") in respect
                                               --------------------
thereof, compounded semi-annually, at the rate specified hereinabove in Paragraph A.3.(a) hereof or as specified hereinbelow in Paragraph A.3.(g) hereof.
               (e) All dividends paid with respect to shares of Series B Preferred Stock pursuant to Paragraph A.3.(a) shall be paid pro rata to the holders of Series B Preferred Stock of record entitled thereto.
               (f) Dividends on account of arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the holders of Preferred Stock of record on any date as may be fixed by the Board of Directors, which date is not more than thirty
(30)  calendar  days  prior  to  the  payment  of  such  dividends.
               (g) The dividend payable to holders of Series B Preferred Stock as set forth above in Paragraph A.3.(a) shall be increased to a rate of twelve percent (12%) per share per annum on the Series B Liquidation Preference (the "Default Dividends"), which Default Dividends shall be payable in either
       ------------------
cash, unless prohibited by the Credit Agreement dated as of February 19, 1999 among the Company, ABC-NACO de MEXICO, S.A. de C.V., Dominion Castings Limited, Bank of America Canada, Bank of America National Trust and Savings Association and the other financial institutions party thereto, as amended and restated, or Common Stock at the choosing of each holder of Series B Preferred Stock, upon the occurrence and during the continuance of any of the following events (each an "Event of Default" and collectively the "Events of Default"), upon the giving
    ----------------                        -----------------
of written notice thereof to the Corporation by the holders of a majority of the shares of Series B Preferred Stock then outstanding:
                    (i) in the event that the Corporation does not (A) declare the dividend payable on the shares of Series B Preferred Stock within
(30) calendar days of the Dividend Declaration Date, (B) fulfill its dividend payment obligation in full for the Series B Preferred Stock, as set forth herein, within thirty (30) calendar days after said dividend payment is due and payable, or (C) fulfill its dividend payment obligation in the form of either cash or stock as required herein; or
                    (ii) in the event that the Corporation shall have materially breached any of the representations and warranties contained in any of the Stock Purchase Agreement or the Investors Rights Agreement; or
                    (iii) in the event that the Corporation shall have materially breached any of the covenants or agreements contained in any of the Stock Purchase Agreement or the Investors Rights Agreement and such breach shall not have been cured to the satisfaction of the holders of record of a majority of the shares of Series B Preferred Stock then outstanding within forty-five
(45) calendar days after the date of giving of notice of such breach to the Corporation; or
                    (iv) in the event that the Corporation shall (A) apply for or consent to the appointment of a receiver, trustee or liquidator for the Corporation or any of its property; (B) admit in writing its inability to pay debts as they mature; (C) make a general assignment for the benefit of creditors; (D) be adjudicated bankrupt or insolvent; (E) file a voluntary petition in bankruptcy, a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law; or (F) have failed to have an involuntary petition in bankruptcy filed against it dismissed and discharged within sixty
(60) calendar days after the date of such filing; corporate actions shall be taken for the purpose of effecting any of the foregoing; or an order, judgment or decree shall be entered without the application, approval or consent of the Corporation, by any court of competent jurisdiction, approving a petition seeking reorganization of the Corporation or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for sixty (60) calendar days (a "Bankruptcy"); or
                                       ----------
                    (v) if at any time after the date of original issuance of the first share of Series B Preferred Stock, shares of Common Stock are not publicly traded on NASDAQ or NYSE, or fail to satisfy the then current requirements for listing on such market or exchange.
          Notwithstanding the foregoing, in the event that the Corporation is unable to meet its obligation to pay cash dividends in the form of cash because of (a) a deficiency in the cash position of the Corporation such that the payment of such dividends in cash would have a Material Adverse Effect on the Corporation, or (b) a prohibition by the DGCL, then the Corporation shall be permitted to pay Default Dividends in shares of Common Stock during such time the condition described in this paragraph continues; provided, however, that the
                                                     --------  -------
Corporation shall not be entitled to satisfy its dividend payment obligations by paying dividends in shares of Common Stock upon the occurrence or during the continuance of an Event of Default set forth in Paragraph A.3.(g)(iv) hereof.
               (h) The holders of Series B Preferred Stock shall be entitled to receive the dividends provided for in Paragraphs A.3.(a) and (g) hereof in preference to and in priority over any dividends upon any of the Junior Securities. Such dividends on the Series B Preferred Stock shall be cumulative, whether or not earned or declared, so that if at any time full Accumulated Dividends (as defined in Paragraph B. below) on all shares of Preferred Stock then outstanding have not been paid for all Dividend Periods then elapsed and a prorated dividend on the Series B Preferred Stock at the rate aforesaid from the Dividend Payment Date immediately preceding the Junior Payment Date (as defined below) to the Junior Payment Date have not been paid or set aside for payment, the amount of such unpaid dividends shall be paid before any sum shall be set aside for or applied by the Corporation to the purchase, redemption or other acquisition for value of any shares of Junior Securities (either pursuant to any applicable sinking fund requirement or otherwise) or any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Securities (the date of any such actions to be referred to as the "Junior
                                                                          ------
Payment  Date").  In  the  event  that  the Corporation shall pay or declare any
      -------
dividend, or make any distribution, on account of any Junior Securities (including Common Stock), the holders of Series B Preferred Stock shall participate with the holders of Common Stock or other Junior Securities on a pro rata basis, based upon the number of shares of Common Stock or other Junior Securities held by each such holder (assuming conversion of all such shares of Series B Preferred Stock into Common Stock on the terms set forth herein), in receipt of such dividends when, as and if declared by the Board of Directors (other than a dividend payable in shares of Common Stock or other securities or rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock), which dividends shall be in addition to and not in lieu of the dividends on shares of Series B Preferred Stock set forth in Paragraphs A.3.(a) or A.3.(g) hereof .
               (i) Dividends payable on Series B Preferred Stock for any period less than one (1) year shall be computed on the basis of a 360-day year consisting of twelve 30-day months plus the actual number of calendar days elapsed in the month for which such dividends are payable.
          3.     Liquidation  Preference.
                 -----------------------
               (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of all shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to One Hundred Dollars ($100.00) in cash per share, plus an amount equal to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon, including Default Dividends and Additional Dividends (such amount, as so determined, is referred to herein as the "Series B
                                                                        --------
Liquidation  Preference"), to the date of final distribution and no more, before
         --------------
any payment or distribution is made on account of any Junior Securities. After payment in full pursuant to this Paragraph A.4., the holders of Series B Preferred Stock shall not be entitled to any further participation in any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.
               (b)     Certain  Transactions  Treated  as  Liquidation.  For
                       -----------------------------------------------
purposes  of  this Paragraph A.4., at the election of the holders of record of a majority of the then outstanding shares of Series B Preferred Stock, (A) any acquisition of the Corporation by means of merger or other form of corporate reorganization with or into another corporation in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the other corporation or its subsidiary, in which transaction this Corporation is not the surviving entity, and, as a result of which transaction, the stockholders of the Corporation own fifty percent (50%) or less of the voting power of the surviving entity, (B) any acquisition in a transaction or series of transactions by a person or group (as defined below) of persons the result of which is that such person or group of persons owns beneficially fifty percent (50%) or more of the voting securities then outstanding of the Corporation, or (C) a sale, transfer or lease (other than a pledge or grant of a security interest to a bona fide lender) of all or substantially all of the assets of the Corporation and its Subsidiaries on a consolidated basis (other than to a wholly-owned subsidiary of the Corporation), shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Series B Preferred Stock to receive at the closing of any such transactions the amount that would be received in a liquidation, dissolution or winding up pursuant to Paragraph A.4.(a). hereof. For purposes hereof, the term "group" means two or more persons who act as a partnership, syndicate, or pursuant to any other arrangement or understanding, for the purpose of acquiring, holding, or disposing of securities of the Company including without limitation pursuant to Rule 13d-5 promulgated under the Exchange Act .
          4.     Conversion.
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               (a)     Right  of  Conversion.  Each  share of Series B Preferred
                       ---------------------
Stock shall be convertible, at the option of the holder thereof, at any time, and from time to time, after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series B Preferred Stock, into such number of fully paid, registered, non-assessable shares of Common Stock as is determined by dividing (i) One Hundred Dollars ($100.00) plus an amount equal to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon, including Default Dividends and Additional Dividends by (ii) the Conversion Price. The "Conversion Price" for the Series B Preferred Stock shall
                        ----------------
be the average closing price of the Company's Common Stock for the thirty trading days ending February 17, 2000 as reported by Bloomberg rounded up to the nearest dollar. The Conversion Price for the Series B Preferred Stock shall be subject to adjustment as set forth in Paragraph A.5.(c) hereof.
               (b)     Procedures  for  Voluntary Conversion.  Before any holder
                       -------------------------------------
of shares of Series B Preferred Stock shall be entitled to convert any of such shares into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock, and shall give written notice by mail, postage prepaid, or hand delivery, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued, and in the case of a partial conversion of the Series B Preferred Stock, the certificate or certificates for shares of the
Series B Preferred Stock not converted. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holders of shares of Series B Preferred Stock, or to the nominee or nominees of such holders, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering the Series B Preferred Stock for conversion, be conditioned upon the effectiveness of such offering, in which event the person(s) entitled to receive Common Stock issuable upon such conversion of the Series B Preferred Stock shall not be deemed to have converted such Series B Preferred Stock until immediately prior to the effectiveness of such offering and the Corporation shall deliver to such holders tendering Series B Preferred Stock for conversion written notice of the anticipated date of such effectiveness no less than ten (10) calendar days prior thereto.
               (c)     Adjustments  of  Conversion Price.  So long as any shares
                       ---------------------------------
of Series B Preferred Stock are outstanding, the Conversion Price of the Series B Preferred Stock shall be subject to adjustment from time to time as follows:
                    (i)     (A)     Upon  issuance  (or deemed issuance pursuant
to the provisions hereof) by the Corporation of any Additional Stock (as defined below) after the date of issuance of Series B Preferred Stock, without consideration or for an Effective Price per share, or, in the case of Convertible Securities, a conversion price per share, less than the Conversion Price for the Series B Preferred Stock in effect immediately prior to the issuance (or deemed issuance) of such Additional Stock, then the Conversion Price for the Series B Preferred Stock in effect immediately prior to each (such issuance or deemed issuance) shall be adjusted to a price determined by the
following  formula:  (A + B)   (C + D), where "A" equals the number of shares of
Common Stock outstanding immediately prior to such issuance or sale multiplied by the then applicable Conversion Price, where "B" equals the consideration, if any, received by the Corporation upon such issuance or sale, where "C" equals the total number of shares of Common Stock outstanding prior to issuance of the additional shares and where "D" equals any Additional Stock or any conversion shares, or any other shares reserved for issuance which are associated with such financing, immediately after such issuance or sale. See Annex A hereto for an
                                                           -------
example  of  the  formula  set  forth  herein.
                         (B)     No  adjustment  of  the  Conversion  Price  for
Series B Preferred Stock shall be made in an amount less than one-half of One Cent ($0.005) per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment to the Conversion Price. No adjustment of the Conversion Price for the Series B Preferred Stock pursuant to this Paragraph A.5.(c)(i) shall have the effect of increasing such Conversion Price for the Series B Preferred Stock above the Conversion Price in effect immediately prior to such adjustment.
                         (C)     In  the  case  of the issuance of securities of
the Corporation for cash, the amount of consideration received by the Corporation for such securities shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.
                         (D)     In  the  case  of the issuance of securities of
the Corporation for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to have a dollar value equal to the fair market value as determined by the Board of Directors in accordance with generally accepted accounting principles of such non-cash consideration, irrespective of any accounting treatment thereof.
                         (E)     In the case of the issuance (whether before, on
or after the date of issuance of Series B Preferred Stock) of Options or Convertible Securities, the following provisions shall apply for all purposes of this Paragraph A.5.(c)(i) and Paragraph A.5.(c)(ii) hereof:
          (1) With respect to Options to purchase Common Stock, the aggregate maximum number of shares of Common Stock deliverable upon exercise of such Options shall be deemed to have been issued at the time such Options were issued and for a consideration equal to the consideration (determined in the manner provided in Subparagraph A.5.(c)(i)(C) and Subparagraph A.5.(c)(i)(D) hereof), if any, received by the Corporation for such Options plus the minimum exercise price provided in such Options for Common Stock issuable thereunder.
          (2) With respect to Convertible Securities and Options to purchase Convertible Securities, the aggregate maximum number of shares of Common Stock deliverable upon the conversion or exchange of any such Convertible Securities and the aggregate maximum number of shares of Common Stock issuable upon the exercise of such Options to purchase Convertible Securities and the subsequent conversion or exchange of such Convertible Securities shall be deemed to have been issued at the time such Convertible Securities or such Options were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such Convertible Securities and Options, plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such Convertible Securities or the exercise of such Options and the conversion or exchange of the Convertible Securities issuable upon exercise of such Options (the consideration in each case to be determined in the manner provided in Subparagraphs A.5.(c)(i)(C) and A.5.(c)(i)(D) hereof).
          (3) In the event of any change in the number of shares of Common Stock deliverable, or in the consideration payable to the Corporation, upon exercise of such Options or upon conversion or exchange of such Convertible Securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series B Preferred Stock, to the extent in any way affected by or computed using such Options or Convertible Securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such Options or the conversion or exchange of such Convertible Securities.
          (4) Upon the expiration or termination of any such Options or any such rights to convert or exchange Convertible Securities, the Conversion Price of the Series B Preferred Stock, to the extent in any way affected by or computed using such Options or Convertible Securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Options and Convertible Securities which remain in effect) that were actually issued upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities.
          (5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Subparagraphs A.5.(c)(i)(E)(1) and (2) hereof shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Subparagraph A.5.(c)(i)(E)(3) or (4) hereof.
                    (ii)     "Additional  Stock" shall mean any shares of Common
                              -----------------
Stock or shares of Common Stock issuable pursuant to Convertible Securities issued or Options (or deemed to have been issued pursuant to Paragraph A.5.(c)(i)(E) hereof) by the Corporation after the date of issuance of Series B Preferred Stock, except:
                         (A)     Common  Stock  issued pursuant to a transaction
described  in  Paragraph  A.5.(c)(iii)  hereof;
                         (B)     Common Stock or options to purchase such Common
Stock issued to officers, employees or directors of, or consultants to, the Corporation, pursuant to any agreement, plan or arrangement approved by the Board of Directors of the Corporation (the "Permitted Options"); and
                                                   ------------------
                         (C)     Common Stock issued or issuable upon conversion
of  shares  of  Series  B  Preferred  Stock.
                    (iii) In the event the Corporation at any time or from time to time after the date of issuance of Series B Preferred Stock fixes a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents")
                                                      ------------------------
without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of
Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series B Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock shall be increased in proportion to such increase in the aggregate number of shares issuable with respect to Common Stock Equivalents, with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Subparagraph A.5.(c)(i)(E) hereof.
                    (iv) If the number of shares of Common Stock outstanding at any time after the date of issuance of Series B Preferred Stock is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series B Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock shall be decreased in proportion to such decrease in the outstanding shares of Common Stock.
               (d)     Other  Distributions.  In the event the Corporation shall
                       --------------------
declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Paragraph A.5.(c)(iii) hereof, then, in each such case for the purpose of this Paragraph A.5.(d), the holders of shares of Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were holders of the number of shares of Common Stock into which their shares of Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of shares of Common Stock entitled to receive such distribution.
               (e)     Recapitalization.  If  at  any  time or from time to time
                       ----------------
there shall be a recapitalization or reclassification of Common Stock (other than a subdivision, combination or consolidation, merger or sale of assets or stock transaction provided for in Paragraph A.4.(b) hereof), provision shall be made so that each holder of shares of Series B Preferred Stock shall thereafter be entitled to receive, upon conversion of the Series B Preferred Stock, the number of shares of stock or other securities or property of the Corporation or otherwise, receivable upon such recapitalization or reclassification by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Paragraph A.5. with respect to the rights of the holders of shares of Series B Preferred Stock after the recapitalization or reclassification to the end that the provisions of this Paragraph A.5. (including adjustments of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.
               (f)     No Impairment.  The Corporation will not, by amendment of
                       -------------
this Certificate of Incorporation or through any reorganization, recapitalization or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Paragraph A.5. and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of shares of Series B Preferred Stock against impairment.
               (g)     No  Fractional  Shares.  No  fractional  shares  shall be
                       ----------------------
issued upon conversion of the Series B Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded upward to the nearest whole share, and there shall be no payment to a holder of shares of Series B Preferred Stock for any such rounded fractional share. Whether or not fractional shares result from such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into
Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.
               (h)     Certificate  as  to  Adjustments.  Upon the occurrence of
                       --------------------------------
each adjustment or readjustment of the Conversion Price of the Series B Preferred Stock pursuant to this Paragraph A.5., the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, certified by the Corporation's Chief Executive Officer or Chief Financial Officer. The Corporation shall, upon the written request at any time of any holder of shares of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment and readjustment, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series B Preferred Stock.
               (i)     Notices  of  Record  Date.  In the event of any taking by
                       -------------------------
the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of shares of Series B Preferred Stock, at least twenty
(20) calendar days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution  or  right.
               (j)     Reservation of Stock Issuable Upon Conversion, Dividends.
                       --------------------------------------------------------
The Corporation shall at all times take appropriate steps to reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of (i) effecting the conversion of the shares of Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock, and (ii) the payment of dividends as contemplated in Paragraphs A.3.(a) and (g). If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock or the payment of dividends, then in addition to such other remedies as shall be available to the holder of such shares of Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.
               (k)     Notices.  Any  notice  required by the provisions of this
                       -------
Paragraph A.5. to be given to the holders of shares of Series B Preferred Stock shall be deemed given when received if delivered via courier or sent by facsimile, or by United States mail, postage prepaid, and addressed to each holder  of  record  at  its  address  appearing on the books of the Corporation.
               (l)     Mandatory  Conversion.
                       ---------------------
                    (i) At any time after the third (3rd) anniversary of the date of the original issuance of the Series B Preferred Stock, all or a portion of the shares of Series B Preferred Stock shall, at the option of the Corporation (as determined by the Board of Directors), automatically be converted into fully paid, registered and non-assessable shares of Common Stock in accordance with Paragraph A.5.(a) above, if the following three conditions are met:
                         (A)     the  Closing  Common  Stock  Market  Price  (as
defined in Paragraph B.(d) hereof) for sixty (60) consecutive trading days ending no more than fifteen (15) trading days prior to such mandatory conversion, shall be the greater of (1) $18.00 or (2) not less than two hundred percent (200%) of the Conversion Price then in effect;
                         (B)     the  average  trading  volume during such sixty
(60)  trading  day  period  shall be at least 45,000 shares per trading day; and
                         (C)     an  effective shelf registration (in accordance
with Section 4(b) of the Investors Rights Agreement) is then in effect for the shares of Common Stock to be issued upon conversion of the shares of Series B Preferred Stock .
                    (ii) If the Corporation has elected to convert Series B Preferred Stock into Common Stock pursuant to Paragraph A.5.(l)(i) above, the Corporation will provide written notice of mandatory conversion of shares of Series B Preferred Stock to each holder of record of Series B Preferred Stock no less than ten (10) nor more than twenty (20) calendar days prior to the date fixed for conversion by prepaid overnight delivery service, to each holder at such holder's address as it appears on the stock register of the Corporation. The Corporation's obligation to deliver shares of Common Stock shall be deemed fulfilled if, on the mandatory conversion date, the Corporation shall deposit with a bank or trust company in New York, New York having capital of at least One Hundred Million Dollars ($100,000,000), such number of shares of Common Stock as are required to be delivered by the Corporation upon the conversion of the shares of Series B Preferred Stock so called for conversion. Provided the Corporation has fulfilled its obligation to deposit shares as provided in the foregoing sentence, effective on the mandatory conversion date fixed by the Corporation and notified to the holders of Series B Preferred Stock, each outstanding share of Series B Preferred Stock plus an amount equal to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon, including Default Dividends and Accumulated Dividends, shall be converted into a fully paid, registered, and non-assessable share of Common Stock at the Conversion Price then in effect, automatically and without any action on the part of any holder of shares of Series B Preferred Stock, and each such share of Common Stock shall be deemed outstanding from and after the mandatory conversion date.
          5.     Status of Converted Stock.  In the event any shares of Series B
                 -------------------------
Preferred Stock are converted to Common Stock pursuant to Paragraph A.5. hereof, the shares so converted or so redeemed shall be canceled, retired and eliminated and shall not be reissued by the Corporation.
          6.     Voting  Rights.
                 --------------
               (a)     Class  Voting  Rights.
                       ---------------------
                    (i) Except as otherwise provided below, a vote of at least a majority of the shares of the Series B Preferred Stock then outstanding shall be sufficient to take any action requiring the vote of the Series B Preferred Stock as a separate class. At any meeting where the Series B Preferred Stock shall have the right to vote as a separate class, the presence, in person or by proxy, of a majority of the then outstanding shares of Series B Preferred Stock shall constitute a quorum of such class.
                    (ii) So long as any Series B Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of all outstanding shares of Series B Preferred Stock voting separately as a class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for this purpose (A) amend, alter or repeal any provision of the Certificate of Incorporation or By-laws of the Corporation, each as amended, so as to affect, in any manner adverse to the holders of Series B Preferred Stock, the relative rights, preferences, qualifications, limitations or restrictions of the Series B Preferred Stock; or (B) increase the authorized number of shares of Series B Preferred Stock or create, authorize, designate or reclassify any authorized stock of the Corporation into, or increase the authorized amount of, or issue any capital stock or any securities convertible into or exchangeable or exercisable for any securities of the Corporation, ranking, either as to payment of dividends, distributions of assets upon liquidation or otherwise or redemption, prior or senior to or pari passu with the Series B Preferred Stock, or (C) create, authorize or issue any Junior
Securities, which are required to be redeemed by the Corporation at any time that any shares of Series B Preferred Stock are outstanding.
               (b)     Board  of Directors.  Until the occurrence of an Event of
                       -------------------
Default, the holders of shares of Series B Preferred Stock shall not be entitled to elect any director to the Corporation's Board of Directors. Upon the occurrence of an Event of Default and the expiration of any cure period specified in Paragraph A.3(g), the holders of record of shares of Series B Preferred Stock shall be entitled to elect, voting separately as a class one (1) director to the Corporation's Board of Directors (the "Series B Director") and
                                                         -----------------
the Corporation shall immediately upon such occurrence and the expiration of any such cure period, and in no event later than two (2) business days thereafter arrange for the election of the Series B Director whether by special meeting or otherwise. At any such meeting called for the purpose of electing the Series B Director, the presence in person or by proxy of the holders of record of a majority of the shares of Series B Preferred Stock then outstanding, shall constitute a quorum for the election of the Series B Director to be elected by such holders. A vacancy in any directorship entitled to be elected by the holders of record of shares of Series B Preferred Stock (including without limitation, a vacancy resulting from the decision during an earlier election by the holders of the Series B Preferred Stock not to fill the directorship to be held by the Series B Director) shall be filled only by vote or written consent of the holders of record of shares of Series B Preferred Stock, in the manner set forth herein. Each Series B Director who shall have been elected as provided in this Paragraph A.7.(b) may be removed during his or her term of office, whether with or without cause, by the holders of record of a majority of the shares of Series B Preferred Stock then outstanding. The Series B Director shall be entitled to one (1) vote on all matters which directors are entitled to vote on. The holders of record of a majority of the shares of Series B Preferred Stock then outstanding shall have the right to call meetings of the Board of Directors and management of the Corporation, upon no less than ten (10) calendar days' prior written notice; provided, that such meetings are called no
                                      --------
more  frequently  than  once  per  fiscal  quarter.
     B.     Definitions.  As  used  herein,  the  following terms shall have the
            -----------
following  definitions:
               (a)     "Accumulated  Dividends"  means with respect to any share
                        ----------------------
of Series B Preferred Stock, the dividends that have accrued on such shares as of such specific date for Dividend Periods ending on or prior to such date and that have not previously been paid in cash, including Additional Dividends and Default Dividends.
               (b)     "Additional Dividends" has the meaning given to such term
                        --------------------
in  Paragraph  A.3.(d).
               (c)     "Additional Stock" has the meaning set forth in Paragraph
                        ----------------
A.5.(c)(ii).
               (d)     "Closing Common Stock Market Price" for any day means the
                        ---------------------------------
last sale price regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported NASDAQ, NYSE or any other national securities market.
               (e)     "Common  Stock  Equivalents" has the meaning set forth in
                        --------------------------
Paragraph  A.5.(c)(iii)  hereof.
               (f)     "Conversion Price" has the meaning set forth in Paragraph
                        ----------------
A.5.(a)  hereof.
               (g)     "Convertible Securities" means any indebtedness or shares
                        ----------------------
of  stock  convertible  into  or  exchangeable  for  Common  Stock.
               (h)     "Dividend Declaration Date" means the last trading day on
                        -------------------------
NASDAQ  immediately  prior  to June 30 and December 31 of each year in which any shares  of  the  Series  B  Preferred  Stock  are  outstanding.
               (i)     "Dividend  Payment Dates" means July 31 and January 31 of
                        -----------------------
each year (or, if such day is not a business day, the next succeeding day that is a business day);
               (j)     "Dividend  Period" means the Initial Dividend Period and,
                        ----------------
thereafter,  each  Semi-Annual  Dividend  Period.
               (k)     "Effective Price" of shares of Additional Stock means the
                        ---------------
quotient determined by dividing (i) the total number of such shares of Additional Stock issued or sold, or deemed to have been issued or sold, by the Corporation under Paragraph A.5.(c) hereof, into (ii) the consideration received by the Corporation under Paragraph A.5.(c) hereof for the issuance of such shares of Additional Stock.
               (l)     "Initial  Dividend  Period"  means  the  dividend  period
                        -------------------------
commencing on the date of issuance of the Series B Preferred Stock and ending on the first Dividend Payment Date to occur thereafter.
               (m)     "Investors" shall have the meaning set forth in the Stock
                        ---------
Purchase  Agreement.
               (n)     "Investors  Rights  Agreement" means the Investors Rights
                        ----------------------------
Agreement dated as of March 8, 2000, by and among the Corporation and the Investors named therein, the Schedules and Exhibits thereto, and any certificate or other document required thereby, as the same may be amended from time to time.
               (o)     "Junior  Payment  Date"  has  the  meaning  set  forth in
                        ---------------------
Paragraph  A.3.(h)  hereof.
               (p)     "Junior  Securities"  has  the  meaning  set  forth  in
                        ------------------
Paragraph  A.2.  hereof.
               (q)     "Material  Adverse  Effect"  shall  mean  (i) any adverse
                        -------------------------
change in the condition (financial or otherwise), assets (including without limitation tangible and intangible assets), liabilities, business, or results of operations or prospects of the Company or any of its Subsidiaries, which change, individually or in the aggregate, is material to the Company and its Subsidiaries taken as a whole, or (ii) any event, matter, condition or effect which materially adversely impairs the ability of the Company to perform on a timely basis its obligations under this Agreement or the Company to consummate the transactions contemplated by this Agreement.

               (r)     "NASDAQ"  shall  have  the meaning set forth in Paragraph
                        ------
A.3.(a)  hereof.
               (s)     "NYSE"  shall  mean  the  New  York  Stock  Exchange.
                        ----
               (t)     "Option"  means  rights, options or warrants to subscribe
                        ------
for,  purchase  or  otherwise  acquire  Common  Stock or Convertible Securities.
               (u)     "Permitted  Options"  has  the  meaning  set  forth  in
                        ------------------
Paragraph  A.5.(c)(ii)(B)  hereof.
               (v)     "person"  shall  mean  and  include  an  individual,  a
                        ------
corporation,  a  partnership,  a  trust,  an  unincorporated  organization and a government  or  any  department,  agency  or  political  subdivision  thereof.
               (w)     "Semi-Annual  Dividend  Periods"  means  the  semi-annual
                        ------------------------------
periods (1) commencing on each January 1 and ending on each June 30 and (2) commencing on July 1 and ending on each December 31.
               (x)     "Stock  Purchase  Agreement"  means  the  Preferred Stock
                        --------------------------
Purchase  Agreement  dated as of February 18, 2000, by and among the Corporation and the Investors named therein, the Schedules and Exhibits thereto, and any certificate or other document required thereby, as the same may be amended from time to time.
               (y)     "Subsidiaries"  means  when  used  with  reference  to  a
                        ------------
person, a corporation or limited liability company, the majority of the outstanding voting securities or membership interests of which are owned directly or indirectly by such person.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be signed on the _____ day of March, 2000.


                                   ABC-NACO  INC.

     By:  _________________________
     Name:  J.P.  Singsank
     Title:  Senior  Vice  President  and
Chief  Financial  Officer

                                     ANNEX A

     Example of Application of Formula for Adjustment of Conversion Price. If, twelve (12) months after the original issuance of the Series B Preferred
Stock, 9,000,000 shares of Common Stock were then outstanding and the Corporation was to issue 100,000 shares of Common Stock (the Additional Stock) for $8.00 per share (and thus, less than the $9 Conversion Price for Series B Preferred Stock then in effect), the Conversion Price would be adjusted as follows:



                                              [(C +D)]

[(9,000,000 x $9) + (100,000 x $8)]/[(9,000,000) +(100,000)]

[(81,000,000)+($800,000 )]. . . . ./[(9,100,000)]

[(81,800,000)]. . . . . . . . . . ./[(9,100,000)]

                                   = $8.989